Exhibit 99.1

GAP INC. REPORTS HOLIDAY SALES RESULTS

SAN FRANCISCO - January 5, 2017 - Gap Inc. (NYSE: GPS) today reported that net sales were up 1 percent and comparable sales were positive 2 percent for the November and December 2016 holiday season, compared with last year.

“We're pleased with the improved momentum we saw over the holiday season, driven primarily by a positive customer response at Gap and Old Navy,” said Sabrina Simmons, chief financial officer, Gap Inc. “Based on these results, we now expect full-year adjusted earnings per share to be modestly above the high end of our previous adjusted guidance range of $1.92.“

December Sales Results
Gap Inc.’s net sales for the five-week period ended December 31, 2016 increased 3 percent to $2.07 billion, compared with net sales of $2.01 billion for the five-week period ended January 2, 2016.

The company’s comparable sales for December 2016 were up 4 percent versus a 5 percent decrease last year. Comparable sales by global brand for December 2016 were as follows:

•	Gap Global: positive 1 percent versus negative 2 percent last year

•	Banana Republic Global: negative 7 percent versus negative 9 percent last year

•	Old Navy Global: positive 12 percent versus negative 7 percent last year

Additional insight into Gap Inc.’s sales performance is available by calling 1-800-GAP-NEWS (1-800-427-6397). International callers may call 706-902-4949. The recording will be available at approximately 1:15 p.m. Pacific Time on January 5, 2017 and available for replay until 1:15 p.m. Pacific Time on January 13, 2017.

January Sales
The company will report January sales at 1:15 p.m. Pacific Time on Monday, February 6, 2017.

Forward-Looking Statements
This press release and related sales recording contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding:

•	earnings per share for fiscal year 2016.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact our results of operations;

•	the highly competitive nature of our business in the United States and internationally;

•	the risk that foreign currency exchange rate fluctuations could adversely impact our financial results; and

•	the risk that comparable sales and margins will experience fluctuations.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of January 5, 2017. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands. Fiscal year 2015 net sales were $15.8 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,300 company-operated stores, about 450 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact: Tina Romani (415) 427-5264 Investor_relations@gap.com	Media Relations Contact: Jennifer Poppers (415) 427-1729 Press@gap.com